EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q3 ACV and Revenue

Increases FY 2022 Outlook on ACV and Revenue in Constant Currency

Details related to our financial guidance, including assumptions, are included in our prepared remarks document.

/ Key Highlights - Q3 2022

•GAAP revenue of $472.5 million and non-GAAP revenue of $473.7 million
•GAAP diluted earnings per share of $1.10 and non-GAAP diluted earnings per share of $1.77
•GAAP operating profit margin of 26.1% and non-GAAP operating profit margin of 41.0%
•Operating cash flows of $127.2 million and unlevered operating cash flows of $132.0 million
•Annual contract value (ACV) of $409.3 million
•Deferred revenue and backlog of $1,108.9 million on September 30, 2022

PITTSBURGH, PA, November 2, 2022/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported third quarter 2022 GAAP and non-GAAP revenue growth of 7% and 6% in reported currency, respectively, or 16% and 15% in constant currency, respectively, when compared to the third quarter of 2021. For the third quarter of 2022, the Company reported diluted earnings per share of $1.10 and $1.77 on a GAAP and non-GAAP basis, respectively, compared to $0.97 and $1.59 on a GAAP and non-GAAP basis, respectively, for the third quarter of 2021. Additionally, the Company reported third quarter 2022 ACV growth of 12% in reported currency, or 20% in constant currency, when compared to the third quarter of 2021.

“Ansys delivered another outstanding quarter, exceeding our financial guidance across all key metrics. We once again had double-digit ACV and revenue growth in constant currency both in the quarter and year-to-date. Our strong Q3 ACV performance was broad based across customer types, geographies and industries in constant currency, which is further evidence of the essential nature of our market-leading simulation portfolio, multiphysics product leadership and deep customer relationships. Looking to the remainder of 2022 and beyond, I am confident in our ability to execute against our outlook,” said Ajei Gopal, Ansys president and CEO.

Q3 2022 Financial Results // 1

Nicole Anasenes, Ansys CFO, stated, “Our robust Q3 performance reflects the strength and resiliency of our core business and the sustained importance of simulation to our customers. During Q3, Ansys drove 20% constant currency ACV growth and constant currency revenue growth of 16% and 15% on a GAAP and non-GAAP basis, respectively. Both our Q3 and year-to-date results continue to deliver against our business model of double-digit growth with industry-leading margins. This consistent and strong operational performance bolsters our confidence in achieving our full-year financial guidance.”

The non-GAAP financial results highlighted, and the non-GAAP financial outlook for 2022 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, 2022 and 2021, and for the 2022 financial outlook, can be found later in this release.

/ Financial Results
Ansys' third quarter and year-to-date (YTD) 2022 and 2021 financial results are presented below. The 2022 and 2021 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q3 QTD 2022	Q3 QTD 2021	% Change	Q3 QTD 2022	Q3 QTD 2021	% Change
Revenue	$472.5	$441.2	7%	$473.7	$445.4	6%
Net income	$96.0	$85.3	12%	$154.7	$140.3	10%
Diluted earnings per share	$1.10	$0.97	13%	$1.77	$1.59	11%
Operating profit margin	26.1%	24.4%		41.0%	39.7%

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q3 YTD 2022	Q3 YTD 2021	% Change	Q3 YTD 2022	Q3 YTD 2021	% Change
Revenue	$1,371.4	$1,251.0	10%	$1,378.2	$1,270.1	9%
Net income	$265.8	$251.5	6%	$428.5	$401.8	7%
Diluted earnings per share	$3.04	$2.86	6%	$4.90	$4.56	7%
Operating profit margin	24.2%	21.9%		38.9%	38.6%

/ Other Performance Metrics

(in millions, except percentages)	Q3 QTD 2022	Q3 QTD 2021	% Change	% Change in Constant Currency
ACV	$409.3	$365.4	12%	20%
Operating cash flows	$127.2	$157.8	(19)%
Unlevered operating cash flows	$132.0	$160.0	(18)%
Q3 2022 Financial Results // 2

(in millions, except percentages)	Q3 YTD 2022	Q3 YTD 2021	% Change	% Change in Constant Currency
ACV	$1,213.7	$1,115.4	9%	15%
Operating cash flows	$457.0	$447.8	2%
Unlevered operating cash flows	$467.0	$454.9	3%

ACV is a metric the Company uses to better understand the business. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

/ Management's 2022 Financial Outlook
The Company's fourth quarter and updated FY 2022 revenue, diluted earnings per share and ACV guidance is provided below. The Company is also updating its FY 2022 guidance for operating cash flows. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses and adjustments for the income tax effect of the excluded items.
This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics.

/ Fourth Quarter 2022 Guidance
The Company currently expects the following for the quarter ending December 31, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$621.3	-	$656.3	$621.8	-	$656.8
Revenue Growth Rate	(5.2%)	-	0.1%	(6.0%)	-	(0.7%)
Revenue Growth Rate — Constant Currency	2.5%	-	7.8%	1.7%	-	6.9%
Diluted earnings per share	$1.91	-	$2.28	$2.58	-	$2.90
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations closed prior to 2022 in the amount of $0.5 million for the quarter ending December 31, 2022.

(in millions, except percentages)	Other Financial Metrics
ACV	$761.3	-	$786.3
ACV Growth Rate	0.8%	-	4.1%
ACV Growth Rate — Constant Currency	8.1%	-	11.4%

Q3 2022 Financial Results // 3

/ Fiscal Year 2022 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$1,992.7	-	$2,027.7	$2,000.0	-	$2,035.0
Revenue Growth Rate	4.5%	-	6.3%	3.5%	-	5.4%
Revenue Growth Rate — Constant Currency	11.1%	-	13.0%	10.1%	-	11.9%
Diluted earnings per share	$4.95	-	$5.31	$7.48	-	$7.80
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations closed prior to 2022 in the amount of $7.3 million for the fiscal year ending December 31, 2022.

(in millions, except percentages)	Other Financial Metrics
ACV	$1,975.0	-	$2,000.0
ACV Growth Rate	5.6%	-	6.9%
ACV Growth Rate — Constant Currency	12.0%	-	13.4%
Operating cash flows	$570.0	-	$600.0
Despite an ongoing volatile macroeconomic environment, the updated FY 2022 guidance reflects an operational raise on ACV, revenue, diluted EPS and operating cash flows driven by the underlying strength of our business model and market position. Offsetting this outlook, persistent and meaningful U.S. Dollar strengthening in exchange rates continues to drive unprecedented headwinds. As a result, the guidance assumes additional incremental adverse impacts from currency, primarily driven by substantial weakening in the Euro and Japanese Yen.
The impact of currency on our results continues to be significant and driven by the macroeconomic environment. The underlying foundation of our business remains strong, and we continue to see momentum. The chart below captures the drivers of the update to our last guidance provided in early August:

(in millions, except per share data)	Mid-point of Guidance in August	Incremental Operational Performance	November mid-point of Guidance at August Exchange Rates	Currency Fluctuations from August to November Guidance	November mid-point of Guidance at Current Exchange Rates
ACV	$2,000	$8	$2,008	($20)	$1,988
Revenue	$2,030	$12	$2,042	($24)	$2,018
Diluted earnings per share	$7.69	$0.12	$7.81	($0.17)	$7.64
Operating cash flows	$590	$2	$592	($7)	$585
Additionally, when compared to the 2021 currency rates, our full-year 2022 guidance is negatively impacted on ACV by approximately $120 million and on operating cash flow by approximately $40 million.

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on November 3, 2022 to discuss third quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.
To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 2575039. The
Q3 2022 Financial Results // 4

archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-presentations/events.
Q3 2022 Financial Results // 5

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	September 30, 2022	December 31, 2021
ASSETS:
Cash & short-term investments	$632,703	$668,028
Accounts receivable, net	602,607	645,891
Goodwill	3,532,459	3,409,271
Other intangibles, net	739,202	763,119
Other assets	654,669	838,005
Total assets	$6,161,640	$6,324,314
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$334,901	$391,528
Long-term debt	753,495	753,576
Other liabilities	529,559	695,162
Stockholders' equity	4,543,685	4,484,048
Total liabilities & stockholders' equity	$6,161,640	$6,324,314

Q3 2022 Financial Results // 6

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue:
Software licenses	$208,906	$200,394	$575,332	$547,820
Maintenance and service	263,605	240,774	796,106	703,228
Total revenue	472,511	441,168	1,371,438	1,251,048
Cost of sales:
Software licenses	8,425	8,289	25,370	23,960
Amortization	17,281	15,189	51,947	45,163
Maintenance and service	36,261	39,268	111,897	119,884
Total cost of sales	61,967	62,746	189,214	189,007
Gross profit	410,544	378,422	1,182,224	1,062,041
Operating expenses:
Selling, general and administrative	175,283	165,368	515,421	471,993
Research and development	108,056	102,023	322,271	303,381
Amortization	3,821	3,403	11,975	12,244
Total operating expenses	287,160	270,794	849,667	787,618
Operating income	123,384	107,628	332,557	274,423
Interest income	1,345	541	2,141	1,544
Interest expense	(6,092)	(2,943)	(13,668)	(9,594)
Other (expense) income, net	(656)	(1,328)	(2,126)	14,008
Income before income tax provision	117,981	103,898	318,904	280,381
Income tax provision	22,006	18,556	53,141	28,925
Net income	$95,975	$85,342	$265,763	$251,456
Earnings per share – basic:
Earnings per share	$1.10	$0.98	$3.05	$2.89
Weighted average shares	87,063	87,239	87,062	87,072
Earnings per share – diluted:
Earnings per share	$1.10	$0.97	$3.04	$2.86
Weighted average shares	87,418	88,169	87,496	88,069

Q3 2022 Financial Results // 7

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	September 30, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$472,511	$410,544	86.9%	$123,384	26.1%	$95,975	$1.10
Acquisition accounting for deferred revenue	1,162	1,162	—%	1,162	0.2%	1,162	0.01
Stock-based compensation expense	—	2,621	0.5%	46,970	9.9%	46,970	0.55
Excess payroll taxes related to stock-based awards	—	37	—%	260	0.1%	260	—
Amortization of intangible assets from acquisitions	—	17,281	3.7%	21,102	4.4%	21,102	0.24
Expenses related to business combinations	—	—	—%	1,210	0.3%	1,210	0.01
Adjustment for income tax effect	—	—	—%	—	—%	(11,958)	(0.14)
Total non-GAAP	$473,673	$431,645	91.1%	$194,088	41.0%	$154,721	$1.77
1 Diluted weighted average shares were 87,418.

	Three Months Ended
	September 30, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$441,168	$378,422	85.8%	$107,628	24.4%	$85,342	$0.97
Acquisition accounting for deferred revenue	4,256	4,256	0.1%	4,256	0.7%	4,256	0.05
Stock-based compensation expense	—	2,753	0.6%	44,144	9.9%	44,144	0.49
Excess payroll taxes related to stock-based awards	—	38	—%	626	0.1%	626	0.01
Amortization of intangible assets from acquisitions	—	15,189	3.4%	18,592	4.2%	18,592	0.21
Expenses related to business combinations	—	—	—%	1,716	0.4%	1,716	0.02
Adjustment for income tax effect	—	—	—%	—	—%	(14,358)	(0.16)
Total non-GAAP	$445,424	$400,658	89.9%	$176,962	39.7%	$140,318	$1.59
1 Diluted weighted average shares were 88,169.
Q3 2022 Financial Results // 8

	Nine Months Ended
	September 30, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,371,438	$1,182,224	86.2%	$332,557	24.2%	$265,763	$3.04
Acquisition accounting for deferred revenue	6,758	6,758	0.1%	6,758	0.3%	6,758	0.08
Stock-based compensation expense	—	7,448	0.5%	122,119	8.9%	122,119	1.40
Excess payroll taxes related to stock-based awards	—	481	—%	5,530	0.5%	5,530	0.06
Amortization of intangible assets from acquisitions	—	51,947	3.8%	63,922	4.6%	63,922	0.73
Expenses related to business combinations	—	—	—%	5,376	0.4%	5,376	0.06
Adjustment for income tax effect	—	—	—%	—	—%	(40,929)	(0.47)
Total non-GAAP	$1,378,196	$1,248,858	90.6%	$536,262	38.9%	$428,539	$4.90
1 Diluted weighted average shares were 87,496.

	Nine Months Ended
	September 30, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,251,048	$1,062,041	84.9%	$274,423	21.9%	$251,456	$2.86
Acquisition accounting for deferred revenue	19,075	19,075	0.2%	19,075	1.1%	19,075	0.22
Stock-based compensation expense	—	9,834	0.8%	122,148	9.7%	122,148	1.38
Excess payroll taxes related to stock-based awards	—	1,085	0.1%	12,080	1.0%	12,080	0.14
Amortization of intangible assets from acquisitions	—	45,163	3.5%	57,407	4.5%	57,407	0.65
Expenses related to business combinations	—	—	—%	5,007	0.4%	5,007	0.06
Adjustment for income tax effect	—	—	—%	—	—%	(65,334)	(0.75)
Total non-GAAP	$1,270,123	$1,137,198	89.5%	$490,140	38.6%	$401,839	$4.56
1 Diluted weighted average shares were 88,069.

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net cash provided by operating activities	$127,151	$157,845	$457,031	$447,829
Cash paid for interest	5,894	2,697	12,192	8,721
Tax benefit	(1,061)	(512)	(2,195)	(1,657)
Unlevered operating cash flows	$131,984	$160,030	$467,028	$454,893

Q3 2022 Financial Results // 9

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$1.91	-	$2.28
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.01
Acquisition-related amortization	$0.24	-	$0.25
Stock-based compensation and related excess payroll tax	$0.51	-	$0.56
Expenses related to business combinations	$0.02
Adjustment for income tax effect	($0.16)	-	($0.17)
Non-GAAP expectation	$2.58	-	$2.90

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$4.95	-	$5.31
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.08
Acquisition-related amortization	$0.97	-	$0.98
Stock-based compensation and related excess payroll tax	$1.98	-	$2.03
Expenses related to business combinations	$0.08
Adjustment for income tax effect	($0.62)	-	($0.64)
Non-GAAP expectation	$7.48	-	$7.80

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income, non-GAAP diluted earnings per share and unlevered operating cash flows as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
Q3 2022 Financial Results // 10

While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. Under prior accounting guidance, a fair value provision resulted in acquired deferred revenue that was often recorded on the opening balance sheet at an amount that was lower than the historical carrying value. Although this fair value provision has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In 2022, we adopted accounting guidance which eliminates the fair value provision that resulted in the deferred revenue adjustment on a prospective basis. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment for acquisitions prior to the adoption of the new guidance in 2022. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related subscription lease licenses and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. Specifically, we exclude stock-based compensation during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures
Q3 2022 Financial Results // 11

without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. Beginning in the second quarter of 2022, we have updated this non-GAAP measure to include, in addition to professional services rendered in connection with business combinations, other expenses directly related to business combinations, including compensation expenses and concurrent restructuring activities, such as employee severances and other exit costs. These costs are included in our GAAP presentation of selling, general and administrative and research and development expenses. The additional expenses were not material in the current or comparable period. We exclude these acquisition-related expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we will re-evaluate this rate for significant items that may materially affect our projections.

Unlevered operating cash flows. We make cash payments for the interest incurred in connection with our debt financing which are included in our GAAP presentation of operating cash flows. We exclude this cash paid for interest, net of the associated tax benefit, for the purpose of calculating unlevered operating cash flows. Unlevered operating cash flow is a supplemental non-GAAP measure that we use to evaluate our core operating business. We believe this measure is useful to investors and management because it provides a measure of our cash generated through operating activities independent of the capital structure of the business.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Operating Cash Flows	Unlevered Operating Cash Flows

Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by
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excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2022 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2021 comparable period, rather than the actual exchange rates in effect for 2022. Constant currency growth rates are calculated by adjusting the 2022 reported amounts by the 2022 currency fluctuation impacts and comparing the adjusted amounts to the 2021 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

/ About Ansys
When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality with Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push boundaries by using the predictive power of simulation. From sustainable transportation to advanced semiconductors, from satellite systems to life-saving medical devices, the next great leaps in human advancement will be powered by Ansys.
Take a leap of certainty … with Ansys.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•adverse conditions in the macroeconomic environment, including high inflation, recessionary conditions and volatility in equity and foreign exchange markets; political, economic and regulatory uncertainties in the countries and regions in which we operate (including as a result of the conflict between Russia and Ukraine);

•our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including potential financial impacts of wage inflation;

•impacts from tariffs, trade sanctions, export controls or other trade barriers including export control restrictions and licensing requirements for exports to China, and impacts from changes to diplomatic relations and trade policy between the United States and Russia or the United States and other countries that may support Russia or take similar actions due to the conflict between Russia and Ukraine;

•constrained credit and liquidity due to disruptions in the global economy and financial markets, which may limit or delay availability of credit under our existing or new credit facilities, or which may limit our ability to obtain credit or financing on acceptable terms or at all;

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•current and potential future impacts of a global health crisis, natural disaster or catastrophe, including the COVID-19 pandemic and actions taken to address the pandemic by our customers, suppliers, regulatory authorities, and our business, on the global economy and our business and consolidated financial statements, and other public health and safety risks; and government actions or mandates surrounding the COVID-19 pandemic;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

•increased volatility in our revenue due to the timing, duration and value of multi-year subscription lease contracts; and our reliance on high renewal rates for annual subscription lease and maintenance contracts;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to breaches occurring through our products and an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•the quality of our products, including the strength of features, functionality and integrated multiphysics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and service tax audit cases;

•our intention to repatriate previously taxed earnings in excess of working capital needs and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate;

•our ability to execute on our strategies related to environmental, social, and governance matters, and achieve related expectations, including as a result of evolving regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs and the availability of requisite financing, and changes in carbon markets; and
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•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (the SEC).

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS-F
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